EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	® Clinical Data, Inc. One Gateway Center, Suite 551, Newton, MA 02458 USA

Clinical Data Announces Presentation
at Diagnostics Asia 2006

Presentation Highlights Company’s Pharmacogenomics Programs

NEWTON, Mass. - January 17, 2006 - Clinical Data, Inc. (NASDAQ: CLDA), a worldwide leader in developing and commercializing pharmacogenomics and clinical diagnostics, announced today that President and CEO Israel M. Stein, M.D. has been invited to present at the Diagnostics Asia 2006 conference at 9:00 a.m. local time on January 19, 2006, at the Grand Copthorne Waterfront Hotel in Singapore. Diagnostics Asia is focused on the development, launch and use of in vitro diagnostics (IVD) technology and products in Asia particularly in the rapidly growing areas of molecular and immuno-diagnostics.

In his presentation entitled “Pharmacogenomics: Hope and Reality,” Dr. Stein will discuss pharmacogenomics, or how an individual’s unique genetic variation influences drug response, as it relates to improving the probability of developing successful drugs with improved safety and efficacy. Dr. Stein will use real world examples including two CNS active drugs, vilazodone and clozapine, to demonstrate the coming major role of pharmacogenomics in determining efficacy and safety of drug treatment. These examples underscore the major role of pharmacogenomics in the future of medical practice as drug development becomes tailored to the specifics of an individual’s genetic makeup.

Dr. Stein said, “Pharmacogenomics is increasingly being used in the drug discovery process. As this field has progressed, we are now seeing examples of pharmacogenomics being used to improve the safety and efficacy of drug development. In the not-too-distant future, it is reasonable to anticipate that pharmacogenomics will be fully integrated into patient management regimes in which simple diagnostic tests will assist the practicing physician in making informed decisions on appropriate medication options for patients based on their unique genotypes. While there is still a substantial gap between the hope for pharmacogenomics and the present reality, this gap is likely to narrow markedly over the next few years.”

About Clinical Data, Inc.
Clinical Data, Inc. is a worldwide leader in providing molecular services and clinical diagnostics to improve patient care. The Company’s pharmacogenomics and molecular services are marketed to the pharmaceutical, biotech, clinical, academic, government and agricultural marketplaces. The Company is utilizing pharmacogenomics to develop molecular diagnostics and more efficacious therapeutics by finding genetic markers to guide drug development and utilization. Its diagnostic and instrumentation business has a market focus on the physician’s office, hospital and small-to-medium sized laboratory segments.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations, products, services, and scientific outcomes. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, those discussed and identified by Clinical Data in public filings with the U.S. Securities and Exchange Commission; the effect on the Company’s operations and results of significant acquisitions or divestitures made by major competitors; and the Company’s ability to achieve expected synergies and operating efficiencies in all of its acquisitions, and to successfully integrate its operations.

Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC reports including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and 2004 and 2005 quarterly reports on Forms 10-QSB and 10-Q.

Investor/Media Contact Information:
John Quirk (investors)
1-646-536-7029

Jason Rando (media)
1-646-536-7025

Internet Website: www.clda.com

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